RENEWAL AND EXTENSION AGREEMENT

THE STATE OF TEXAS	§
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF BEXAR	§

THIS RENEWAL AND EXTENSION AGREEMENT ("Agreement") is made and entered into effective the 30th day of April, 2013, by and among 1975 BABCOCK ROAD, LLC, a Texas limited liability company ("Lender"), EOS PETRO, INC., a Delaware corporation ("Borrower'') and NIKOLAS KONSTANT, an individual residing in Los Angeles, California ("Guarantor").

W I T N E S S E T H:

WHEREAS, Lender is the owner and holder of one certain Loan Agreement and Secured Promissory Note ("Note") dated August 2, 2012, in the original principal amount of THREE HUNDRED THOUSAND DOLLARS (US$$300,000.00), executed by Borrower, payable to the order of Lender in accordance with the terms set forth therein;

WHEREAS, the Note is secured by a Leasehold Mortgage, Assignment, Security Agreement and Fixture Filing executed by Borrower of even date therewith, ("Mortgage”), said Mortgage covering certain real property located in Edwards County, Illinois, and improvements situated thereon, all as more particularly described in the Mortgage (the “Property”);

WHEREAS, by Personal Guaranty Agreement dated August 1, 2012, Guarantor personally guaranteed the obligations of Borrower under the Note ("Note Guaranty”);

WHEREAS, on August 3, 2012, Borrower as tenant entered into that certain Lease Agreement with Lender as landlord whereby Borrower leased approximately 7,500 square feet of space in the two-story medical office building situated at 1975 Babcock Road, San Antonio, Texas from Lender for a term of thirty-six (36) months, upon such other terms and conditions as more specifically set forth therein ("Lease");

WHEREAS, Guarantor personally guaranteed the obligations of Borrower under the Lease pursuant to the terms of that certain Lease Guaranty dated August 3, 2012 (“Lease Guaranty”);

WHEREAS, Borrower has requested that Lender modify certain provisions of the Note and Mortgage, all as hereinafter provided, and in consideration thereof Borrower has made certain agreements with Lender as hereinafter more fully set forth;

WHEREAS, Lender has agreed to such requests, subject to the terms and conditions set forth herein;

NOW, THEREFORE, for and in consideration of TEN DOLLARS ($10.00) and other good and valuable consideration paid by each of the parties to the other, the receipt and sufficiency of which are hereby acknowledged and confessed, Borrower and Lender agrees as follows:

1.             Acknowledgment of Outstanding Note Balance. Borrower and Lender acknowledge and agree that the outstanding principal balance of the Note as of the date hereof is THREE HUNDRED THOUSAND DOLLARS (US$$300,000.00).

2.             Acknowledgment of Outstanding Note Balance. Borrower and Lender acknowledge and agree that the outstanding principal balance of the Note as of the date herein is THREE HUNDRED THOUSAND DOLLARS (US$$$300,000.00).

3.             Extension of Maturity Date. In consideration of the payment by Borrower to Lender of an extension fee of $5,000.00 which is due and payable upon the execution herein by Borrower, the Note is hereby modified to provide that the Maturity Date (as defined in the Note) is May 31, 2013. This extension fee is independent consideration to Lender for extending the maturity date of the Note and is not applicable to the outstanding principal balance therein.

4.             Deferral of Lease Enforcement. In consideration of the payment by Borrower to Lender of Base Rental currently owed under the Lease in the amount of $15,000.00, which amount is due and payable upon the execution hereof by Borrower, Lender agrees to defer all enforcement rights available to it under the Lease for borrower’s failure to pay Base Rental as required thereunder until May 32, 2013. In addition, Lender grants Borrower a one-time right to terminate the Lease and all obligations of Borrower thereunder (including the obligation to pay Base Rental then due and owing) upon payment to Lender of an early termination fee in the amount of $25,000.00. Borrower must exercise this early termination right on or before May 32, 2013.

5.             Ratification by Gurantor. By its execution hereof in the space provided below, Guarantor ratifies the terms hereof and confirms its continuing liability to Lender under the Note Guaranty and the Lease Guaranty notwithstanding the renewal and extension of the Note as provided herein.

6.             Borrower’s Address. Borrower’s address for purposes of any notices required by the Note or Mortgage shall be as follows:

EOS Petro, Inc.
2049 Century Park East, Suite 3670
Los Angeles, CA 90067

7.             Miscellaneous.

(a)            As modified hereby, the provisions of the Note, Mortgage, Lease, Note Guaranty and Lease Guaranty shall continue in full force and effect, and Borrower and Guarantor acknowledge and reaffirm their liability to Lender thereunder (as applicable). In the event of an inconsistency between this Agreement and the terms of the Note, Mortgage, Lease, Note Guaranty and Lease Guaranty, this Agreement shall govern.

(b)            Any default by Borrower in the performance of its obligations herein contained shall constitute a default under the Note, Mortgage, Lease, Note Guaranty, and shall allow Lender to exercise all of its remedies set forth in said documents.

(c)            Lender does not, by its execution of this Agreement, waive any rights it may have against any person not a party hereto.

(d)            This Agreement may be executed in multiple counterparts, each of which shall constitute an original instrument, but all of which shall constitute one and the same agreement.

(e)            Borrower agrees to pay Lender’s legal fees in connection herewith in the amount of $500.00. Such payment shall be due and payable upon the execution hereof by Borrower.

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EXECUTED as of the day and year first above written.

LENDER:		BORROWER:

1975 BABCOCK ROAD, LLC,		EOS PETRO, INC.,
a Texas limited liability company		a Delaware corporation

By:	/s/ John Roberts	By:	/s/ Nikolas Konstant
	John H. Roberts,		Nikolas Konstant,
	President		Chairman

Ratified and Confirmed:

		By:	/s/ Nikolas Konstant
Nikolas Konstant,

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